INTER PARFUMS, INC. AND SUBSIDIARIES
Exhibit 99.1
                           CERTIFICATION
Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Inter Parfums, Inc., that the Quarterly Report of Inter Parfums, Inc. on Form 10-Q for the period ended March 31, 2003, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Inter Parfums, Inc.

Date: May 12, 2003                By:
                                     /s/ Jean Madar
                                       Jean Madar
                                       Chief Executive Officer

Date: May 12, 2003                By:
                                     /s/ Russell Greenberg
                                       Russell Greenberg
                                       Executive Vice President,
                                       Chief Financial Officer and
                                       Principal Accounting Officer

     A signed original of this written statement required by
Section 906 has been provided to Inter Parfums, Inc. and will be retained by Inter Parfums, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.